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                              POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                       for the six months ended June 30,
                       (in thousands, except share data)

                                                                    Exhibit 11.1




                                                                            1995                     1996
                                                                          ---------                ---------
Net loss                                                                     (1,893)                  (3,639)
                                                                          =========                =========
Weighted average common shares used in computing
  net loss per share                                                      3,637,320                3,637,320
                                                                          =========                =========
Net loss per share                                                            ($.52)                  ($1.00)
                                                                          =========                =========